UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2008

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8725 Henderson Road, Renaissance One
Tampa, Florida	33634
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Statements

On May 13, 2008, WellCare Health Plans, Inc. (the “Company”) filed a Form 12b-25 with the Securities and Exchange Commission to report that it will not timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.  The Form 12b-25 included the following narrative:

“Also as previously disclosed on November 2, 2007 and on March 3, 2008, until the independent investigation conducted by the special committee is complete or substantially complete, the Company, in addition to having been unable to file its Form 10-Q for the quarter ended September 30, 2007 or its Form 10-K for the year ended December 31, 2007, will not be in a position to file its Form 10-Q for the quarter ended March 31, 2008 by the required filing date or on or before the fifth calendar day following the required filing date as prescribed by Rule 12b-25.  As a result of the delay in its filing of its Form 10-K for the year ended December 31, 2007, the Company expects to be subject to the New York Stock Exchange’s late filing procedures as they pertain to annual reports.

Although the Company is unable to file its Form 10-Q for the quarter ended March 31, 2008 on a timely basis, it anticipates that it will experience significant changes in its results of operations from the corresponding period for the last fiscal year to be reflected by the earnings statements to be included in such report when ultimately filed.  Further, at this time, the Company cannot provide a reasonable estimate of its results because it has been unable to finalize its financial statements for the quarter.  However, the Company’s results of the first quarter of 2008 are expected to reflect significant changes from the prior year quarter.

As reflected in the following table, which is organized by segment and line of business, the Company’s total membership as of March 31, 2008 has increased from the prior year period.

	March 31, 2008	March 31, 2007
Medicaid
TANF	947,000	864,000
S-CHIP	187,000	206,000
SSI	71,000	70,000
FHP	28,000	31,000
	1,233,000	1,171,000

Medicare
MA	204,000	131,000
PDP	1,009,000	970,000
	1,213,000	1,101,000

Total	2,446,000	2,272,000

The increase in the Company’s total membership from the prior year period will cause increases in the Company’s premium revenues and medical and other expenses.  Although the Company currently anticipates that its revenues for the first quarter of 2008 will be significantly higher than in the same period for 2007, it also anticipates that its net income will be substantially lower and that it may incur a net loss in the first quarter of 2008 in large part resulting from the following two significant factors:

•
The increase in medical benefits expense is anticipated to outpace the increase in revenue in the first quarter of 2008 compared to the prior year period due to a widening of the CMS-sponsored Medicare Part D risk corridors in 2008, which had the effect of increasing the medical expenses incurred by the Part D product in the first quarter of 2008 as well as increasing the seasonality of medical expenses associated with the Part D product; and

•
Administrative expenses associated with the government and special committee investigations, including legal fees, consulting fees, employee recruitment and retention costs, and similar expenses are anticipated to be approximately $32 million in the first quarter of 2008 compared to $0 in the prior year period.

In addition to the anticipated significant changes noted above, there may be other significant changes in its results of operations that have not yet been identified as of the date of this report when the Company subsequently files its Form 10-Q for the quarter ended March 31, 2008.”

The information furnished herewith pursuant to Item 2.02 of this Current Report shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing

Item 8.01                      Other Events

On May 15, 2008, the following subsidiaries of the Company filed quarterly unaudited financial statements for the quarter ended March 31, 2008 (the “Health Quarterly Statements”) with state regulatory authorities in each jurisdiction:

-	WellCare of Florida, Inc.
-	HealthEase of Florida, Inc.
-	WellCare of Connecticut, Inc.
-	WellCare of Georgia, Inc.
-	WellCare of Louisiana, Inc.
-	WellCare of Ohio, Inc.
-	WellCare of Texas, Inc.
-	WellCare Health Plans of New Jersey, Inc.
-	WellCare Health Insurance of Illinois, Inc.
-	WellCare Prescription Insurance, Inc.
-	WellCare Health Insurance of Arizona, Inc.
-	WellCare Health Insurance of New York, Inc.
-	Harmony Health Plan of Illinois, Inc.
-	Harmony Behavioral Health of Florida, Inc.

As previously disclosed, on October 24, 2007, several government agencies, under the supervision of the United States Attorney’s Office for the Middle District of Florida executed a search warrant and served subpoenas on the Company and various related entities.  The Board of Directors of the Company subsequently formed a special committee of independent directors to conduct an independent investigation.  Because to date, neither the Company, nor any of its subsidiaries, has been advised by these agencies as to the full scope of the investigations, the Health Quarterly Statements are necessarily subject to revision based upon the outcome of these investigations.

In preparing the Health Quarterly Statements, the Company has considered information about the ongoing investigations known to the Company as of the date hereof.  However, as noted, the information contained in the Health Quarterly Statements may be subject to adjustment based on the outcome of the pending investigations or as new information becomes available.  The Health Quarterly Statements filed in each of the states listed above have been prepared in accordance with the requirements of each respective state’s law and have not been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).  Additionally, the Health Quarterly Statements filed in each of the states listed above should not be considered, individually or in the aggregate, as representative or indicative of the Company’s results of operations or financial condition on a consolidated GAAP basis.

Also, as previously disclosed, until the independent investigation conducted by the special committee is complete or substantially complete, the Company is unable to file its Form 10-Qs for the quarters ended September 30, 2007  and March 31, 2008 and its Form 10-K for the year ended December 31, 2007 by the required filing date or on or before the fifth calendar day with respect to the Form 10-Qs or  fifteenth day with respect to the Form 10-K following the required filing date as prescribed by Rule 12b-25.  As a result of the delay in its filing of its Form 10-K for the year ended December 31, 2007, the Company expects to be subject to the New York Stock Exchange’s late filing procedures as they pertain to annual reports.

Copies of the Health Quarterly Statements for each of the subsidiaries listed above can be accessed at the Company’s website at www.wellcare.com/investor relations/financial reports/statutory filings. (http://ir.wellcare.com/phoenix.zhtml?c=176521&p=irol-statfiling)

Cautionary Note Regarding Forward-looking Statements:

This Current Report on Form 8-K and the Health Quarterly Statements referenced herein may include statements that are not historical facts and are considered “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements reflect the Company’s assessment of future events and financial performance as of the date hereof and are subject to risks.  Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the Company’s expectations, including, but not limited to, the possibility that specified financial data contained in the Health Quarterly Statements may be adjusted based on the outcome of the previously disclosed investigations of the Company by certain federal and state agencies, regulatory bodies and organizations, as well as other governmental and private party proceedings.  All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this paragraph. Additional information concerning these and other important risks and uncertainties are detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission. Readers are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties.  The Company assumes no obligation to update any such forward-looking statements and expressly disclaims any duty to update the information referred to in this filing except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2008	WELLCARE HEALTH PLANS, INC. /s/ Heath Schiesser Heath Schiesser President and Chief Executive Officer